Exhibit 99.1

DICE Therapeutics Reports Fourth Quarter and Full Year 2022 Financial Results and Recent Highlights

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IND application for DICE’s lead oral IL-17 antagonist, DC-806, cleared by FDA; global Phase 2b clinical trial in patients with moderate-to-severe psoriasis on track to initiate in 1H 2023
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First participants dosed in Phase 1 clinical trial of second oral IL-17 antagonist DC-853; topline data in healthy volunteers expected in 2H 2023
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Ended 2022 with $574.2 million in cash, cash equivalents and marketable securities, providing runway into 2026 and through multiple expected clinical milestones

SOUTH SAN FRANCISCO, CA, March 15, 2023 – DICE Therapeutics, Inc. (Nasdaq: DICE) (DICE or the Company), a biopharmaceutical company leveraging its proprietary DELSCAPE technology platform to build a pipeline of novel oral therapeutic candidates to treat chronic diseases in immunology, today reported financial results for the fourth quarter and full year ended December 31, 2022 and highlighted recent corporate achievements.

“We have entered 2023 with strong momentum and continue to make excellent progress advancing our oral IL-17 programs, including our lead product candidate DC-806 and fast follower DC-853,” said Kevin Judice, Ph.D., CEO of DICE Therapeutics. “Following the recent U.S. Food and Drug Administration (FDA) clearance of our investigational new drug (IND) application for DC-806, we remain on track to initiate a global Phase 2b clinical trial in the first half of 2023. In addition, we began dosing healthy volunteers in our Phase 1 trial with DC-853 and expect topline data in the second half of 2023. We are also continuing to utilize our DELSCAPE platform to advance our earlier stage research and development (R&D) programs, expanding our pipeline to other validated targets in immunology.”

Recent Highlights

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An IND application has been cleared by the FDA and is in effect for DICE’s lead oral IL-17 antagonist, DC-806.
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Following positive Phase 1 proof-of-concept data announced in October 2022, DICE plans to initiate a global, dose-ranging Phase 2b clinical trial in patients with moderate-to-severe psoriasis in the first half of 2023 to further explore peak efficacy with a longer duration of treatment.

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Results from DICE’s Phase 1 proof-of-concept clinical trial of DC-806, including additional biomarker data, will be presented in a late-breaking oral session at the 2023 American Academy of Dermatology (AAD) Annual Meeting on Saturday, March 18, 2023.

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DICE has initiated a Phase 1 clinical trial of its second oral IL-17 antagonist, DC-853, in healthy volunteers following the recent acceptance of a clinical trials authorization application by the United Kingdom’s Medicines and Healthcare products Regulatory Agency.
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Topline data from the Phase 1 clinical trial of DC-853 in healthy volunteers is expected in the second half of 2023.

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DICE continues to advance its earlier-stage R&D pipeline and intends to nominate an oral development candidate targeting α4β7 for the treatment of inflammatory bowel disease in 2023.

Fourth Quarter and Full Year 2022 Financial Highlights

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Cash Position: Cash, cash equivalents and marketable securities totaled $574.2 million at December 31, 2022. The Company expects its current cash position to fund operations through expected key clinical milestones and into 2026.

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R&D Expenses: Research and development expenses were $20.1 million and $62.6 million for the fourth quarter and full year ended December 31, 2022, respectively, as compared to $12.2 million and $36.5 million for the same periods in 2021. The increase was primarily due to the advancement of DICE’s IL-17 franchise and other research programs, and increases related to personnel expenses due to an increase in headcount and stock-based compensation expense.

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G&A Expenses: General and administrative expenses were $6.4 million and $25.7 million for the fourth quarter and full year ended December 31, 2022, respectively, as compared to $4.0 million and $12.2 million for the same periods in 2021. The increase was primarily due to an increase in personnel costs related to increased headcount and stock-based compensation and an increase in professional service fees and other costs associated with operating as a publicly-traded company.

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Net Loss: Net loss totaled $23.2 million for the fourth quarter of 2022 with non-cash stock compensation expense of $3.3 million, compared to $16.2 million for the fourth quarter of 2021 with non-cash stock compensation expense of $1.7 million. Net loss was $83.9 million for the full year ended December 31, 2022, with non-cash stock compensation expense of $12.8 million, compared to $49.0 million for the full year ended December 31, 2021, with non-cash stock compensation expense of $5.6 million.

About the DICE Oral IL-17 Franchise

DICE is developing orally-available, small molecule antagonists of the pro-inflammatory signaling molecule IL-17, an immune cell-derived cytokine. Blockade of this pathway has proven to be an effective therapy in a number of auto-immune diseases. The anti-IL-17 injectable biologics have been approved for the treatment of psoriasis, psoriatic arthritis, ankylosing spondylitis, and non-radiographic axial spondyloarthritis.

The DICE oral IL-17 franchise includes the lead therapeutic candidate, DC-806, the differentiated fast-follower candidate, DC-853, and the novel scaffold program. DICE is developing its lead therapeutic candidate, DC-806, for the treatment of psoriasis and plans to expand development to additional indications in which the marketed anti-IL-17 injectable biologics have proven to be effective.

About DICE Therapeutics, Inc.
DICE Therapeutics, Inc. is a biopharmaceutical company leveraging its proprietary technology platform to build a pipeline of novel oral therapeutic candidates to treat chronic diseases in immunology and other therapeutic areas. DICE is initially focused on developing oral therapeutics against well-validated targets in immunology, with the goal of achieving comparable potency to their systemic biologic counterparts, which have demonstrated the greatest therapeutic benefit to date in these disease areas. The Company’s DELSCAPE platform is designed to discover selective oral small molecules with the potential to modulate protein-protein interactions (PPIs) as effectively as systemic biologics. DICE’s lead therapeutic candidates are oral antagonists of the pro-inflammatory signaling molecule, IL-17, which is a validated drug target implicated in a variety of immunology indications. DICE is also developing oral therapeutic candidates targeting the integrin α4ß7 for the treatment of inflammatory bowel disease.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect the current beliefs and expectations of management. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including, without limitation, statements concerning the Company’s future plans and prospects, the Company’s anticipated runway, any expectations regarding the safety or efficacy of DC-806 and other candidates under development, the ability of DC-806 to treat psoriasis or related indications, the planned timing of the Company’s clinical trials, data results and further development of DC-806 and DC-853, and expectations regarding an oral development candidate targeting α4β7. In addition, when or if used in this press release, the words “may,” “could,” “should,” “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “predict” and similar expressions and their variants, as they relate to the Company may identify forward-looking statements. Forward-looking statements are neither historical facts nor assurances of future performance. Although the Company believes the expectations reflected in such forward-looking statements are reasonable, the Company can give no assurance that such expectations will prove to be correct. Readers are cautioned that actual results, levels of activity, safety, performance or events and circumstances could differ materially from those expressed or implied in the Company’s forward-looking statements due to a variety of factors, including risks and uncertainties related to the Company’s ability to advance DC-806, DC-853 and its other therapeutic candidates, obtain regulatory approval of and ultimately commercialize the Company’s therapeutic candidates, the timing and results of preclinical and clinical trials, the Company’s ability to fund development activities and achieve development goals, the impact of the COVID-19 pandemic on the Company’s business, its ability to protect its intellectual property and other risks and uncertainties described under the heading “Risk Factors” in the Company’s annual report on Form 10-K filed on March 15, 2023, and its other SEC filings. Accordingly, readers are cautioned not to place undue reliance on these forward-looking statements. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein.

DICE THERAPEUTICS, INC.

Condensed Consolidated Statements of Operations

(unaudited)

(In thousands, except share and per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Revenue:
Collaboration revenue	$—	$—	$—	$1,125
Operating expenses:
Research and development	20,089	12,214	62,559	36,506
General and administrative	6,361	3,996	25,662	12,222
Total operating expenses	26,450	16,210	88,221	48,728
Loss from operations	(26,450)	(16,210)	(88,221)	(47,603)
Other income (expense):
Interest and other income, net	3,697	75	5,213	136
Interest and other expense	(471)	(60)	(679)	(174)
Loss on extinguishment of debt	—	—	(200)	—
Change in fair value of warrant liability	—	—	—	(1,318)
Net loss	$(23,224)	$(16,195)	$(83,887)	$(48,959)
Net loss per share, basic and diluted	$(0.51)	$(0.44)	$(2.13)	$(3.95)
Weighted-average shares used in computing net loss per share, basic and diluted	45,431,180	37,157,057	39,401,106	12,384,015

DICE THERAPEUTICS, INC.

Selected Consolidated Balance Sheet Data

(unaudited)

(In thousands)

	December 31,
	2022	2021
Cash, cash equivalents, and marketable securities	$574,225	$319,321
Total assets	593,978	325,754
Total liabilities	26,990	12,805
Accumulated deficit	(187,594)	(103,707)
Total stockholders' equity	566,988	312,949

Contacts:

Media:
Katie Engleman, 1AB
katie@1abmedia.com

Investors:
investors@dicetx.com